UNITED STATES
             SECURITIES AND EXCHANGE COMMISSION

                   Washington, D.C. 20549


                          FORM 8-K


                       CURRENT REPORT

             PURSUANT TO SECTION 13 OR 15(d) OF
           THE SECURITIES AND EXCHANGE ACT OF 1934


 Date of Report (Date of Earliest Event Reported)  June 14,2002


      AEI INCOME & GROWTH FUND XXI LIMITED PARTNERSHIP
   (Exact Name of Registrant as Specified in its Charter)

                     State of Minnesota
      (State or other Jurisdiction of Incorporation or
                        Organization)




           0-29274                      41-1789725
   (Commission File Number)          (I.R.S. Employer
                                   Identification No.)


   1300 Minnesota World Trade Center, St. Paul, Minnesota
                            55101
          (Address of Principal Executive Offices)


                        (612) 227-7333
    (Registrant's telephone number, including area code)



 (Former name or former address, if changed since last report)



Item 2.   Acquisition or Disposition of Assets.

       On June 14, 2002, the Partnership purchased three recently constructed Children's World daycare centers from ARAMARK Educational Resources, Inc. The properties are located in Andover, Minnesota, Ballwin, Missouri and Kimberly, Wisconsin. The total cash purchase price of the land and buildings was approximately $4,163,000. ARAMARK Educational Resources, Inc. is not affiliated with the Partnership.

       The cash, used in purchasing the properties, was from the proceeds of the sale of properties.

Item 7.   Financial Statements and Exhibits.

         (a) Financial statements of businesses acquired.  -
             Not Applicable.

         (b) A limited number of proforma adjustments are required to illustrate the effects of the transactions on the balance sheet and income statement. The following narrative description is furnished in lieu of the proforma statements:

             Assuming the Partnership had acquired the properties on January 1, 2001, the Partnership's Investments in Real Estate would have increased by $4,163,000 and its Current Assets (cash) would have decreased by $4,163,000.

             The Total Income for the Partnership would have increased from $1,843,888 to $2,237,292 for the year ended December 31, 2001 and from $401,697 to $500,048 for three months ended March 31, 2002 if the Partnership had owned the properties during the periods.

             Depreciation  Expense would have  increased  by
             $136,481   and  $34,120  for  the  year   ended
             December  31,  2001 and the three months  ended
             March 31, 2002, respectively.

             The net effect of these proforma adjustments would have caused Net Income to increase from $2,202,226 to $2,459,149 and from $530,145 to
             $594,376, which would have resulted in Net Income of $104.49 and $25.33 per Limited Partnership Unit outstanding for the year ended December 31, 2001 and the three months ended March 31, 2002, respectively.

         (c) Exhibits

                    Exhibit   10.1   -  Assignment   of
                    Purchase  and Sale Agreement  dated
                    May    24,    2002   between    the
                    Partnership    and     AEI     Fund
                    Management,  Inc. relating  to  the
                    property   at   1485  Bunker   Lake
                    Boulevard NW, Andover, Minnesota.
                    Exhibit   10.2   -  Assignment   of
                    Purchase  and Sale Agreement  dated
                    May    24,    2002   between    the
                    Partnership    and     AEI     Fund
                    Management,  Inc. relating  to  the
                    property  at  497  Big  Bend  Road,
                    Ballwin, Missouri.

                    Exhibit   10.3     Assignment    of
                    Purchase  and Sale Agreement  dated
                    May    24,    2002   between    the
                    Partnership    and     AEI     Fund
                    Management,  Inc. relating  to  the
                    property  at  749  Truman   Street,
                    Kimberly, Wisconsin.

                    Exhibit  10.4   Net Lease Agreement
                    dated  June  14, 2002  between  the
                    Partnership       and       ARAMARK
                    Educational     Resources,     Inc.
                    relating  to the property  at  1485
                    Bunker  Lake Boulevard NW, Andover,
                    Minnesota.

                    Exhibit  10.5   Net Lease Agreement
                    dated  June  14, 2002  between  the
                    Partnership       and       ARAMARK
                    Educational     Resources,     Inc.
                    relating  to  the property  at  497
                    Big Bend Road, Ballwin, Missouri.

                    Exhibit  10.6   Net Lease Agreement
                    dated  June  14, 2002  between  the
                    Partnership       and       ARAMARK
                    Educational     Resources,     Inc.
                    relating  to  the property  at  749
                    Truman       Street,      Kimberly,
                    Wisconsin.


                         SIGNATURES

     Pursuant to the requirements of the Securities Exchange
Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                               AEI INCOME & GROWTH FUND  XXI
                               LIMITED PARTNERSHIP

                               By:  AEI Fund Management XXI,Inc.
                               Its: Managing General Partner


Date:  June 18, 2002           By:  Mark E. Larson
                               Its  Chief Financial Officer
                                    (Principal Accounting and
                                    Financial Officer)